Exhibit 99.1

News Release

Novelis Announces Closing of €500 Million Senior Green Notes Offering

ATLANTA, March 31, 2021 — Novelis Inc., the world leader in aluminum rolling and recycling, today announced the completion of the previously announced offering of €500 million aggregate principal amount of 3.375% euro-denominated senior green notes due April 15, 2029 by Novelis Sheet Ingot GmbH, an indirect wholly-owned subsidiary of Novelis. The Notes are guaranteed, jointly and severally, on a senior unsecured basis, by Novelis, and by certain Novelis subsidiaries.

The net proceeds of the offering, together with cash on hand, will be used to repay a portion of Novelis’s outstanding term loans due June 2, 2022, plus accrued and unpaid interest thereon and pay certain fees and expenses in connection with the foregoing and the offering of the green notes. In addition, Novelis intends to allocate an amount equal to the net proceeds received from the offering to finance and/or refinance new and/or existing eligible green projects.

The green notes were offered in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended. The green notes were offered within the United States to qualified institutional buyers in accordance with Rule 144A and outside the United States in accordance with Regulation S under the Securities Act of 1933, as amended.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the green notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom, such an offer, solicitation or sale would be unlawful. Any offers of the green notes were made only by means of a private offering memorandum.

Disclaimer

The green notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area or the United Kingdom. This announcement does not constitute an advertisement for the purposes of the Prospectus Regulation or the UK Prospectus Regulation.

In the United Kingdom, this announcement is for distribution only to, and is directed only at, persons who (i) are investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 43(2) of the Financial Promotion Order, (iii) are high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Financial Promotion Order, or (iv) are persons to whom an invitation or inducement to engage in investment activity within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This announcement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this announcement relates is available only to relevant persons and will be engaged in only with relevant persons.

Forward-Looking Statements

Statements made in this news release which describe Novelis’ intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” or similar expressions. Examples of forward-looking statements in this news release are statements about the use of proceeds from the offering of the green notes. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and Novelis’ actual results could differ materially from those expressed or implied in such statements. Novelis does not intend, and Novelis disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Novelis

Novelis Inc. is driven by its purpose to shape a sustainable world together. As a global leader in innovative products and services and the world’s largest recycler of aluminum, we partner with customers in the aerospace, automotive, beverage can and specialties industries to deliver solutions that maximize the benefits of lightweight aluminum throughout North America, Europe, Asia and South America. Novelis is a subsidiary of Hindalco Industries Limited, an industry leader in aluminum and copper, and the metals flagship company of the Aditya Birla Group, a multinational conglomerate based in Mumbai, India. For more information, visit novelis.com.

Media Contact:	Investor Contact:

Michael Touhill	Megan Cochard
+1 404 580 5234	+1 404 760 4170
Michael.touhill@novelis.adityabirla.com	megan.cochard@novelis.adityabirla.com